UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2014

The Hackett Group, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA	0-24343	65-0750100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Brickell Bay Drive, Suite 3000 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 375-8005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 6, 2014, The Hackett Group, Inc. (the “Company”) issued a press release setting forth its consolidated financial results for the first fiscal quarter of 2014. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in Item 2.02 of this current report on Form 8-K, as well as Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

 Item 5.07      Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Shareholders of the Company was held on May 3, 2014. Matters submitted to shareholders at the meeting and the voting results thereof were as follows:

Proposal 1 – Election of Directors. The shareholders of the Company elected each of the director nominees named below to serve until the 2017 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The following is a breakdown of the voting results:

			BROKER
DIRECTOR	FOR	WITHHOLD	NON-VOTES
John R. Harris	19,647,629	4,484,176	3,683,593
Edwin A. Huston	21,487,806	2,643,999	3,683,593

Proposal 2 – Withdrawn. As previously disclosed, the proposal to amend the Company's 1998 Stock Option Plan was withdrawn prior to the Annual Meeting and therefore was not submitted to a vote of shareholders.

Proposal 3 – Advisory Vote on Executive Compensation. The shareholders of the Company approved an advisory vote on executive compensation. The following is a breakdown of the voting results:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
17,470,228	4,996,121	1,665,456	2,683,593

Proposal 4 – Appointment of BDO USA, LLP as Independent Auditor. The shareholders of the Company ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year. The following is a breakdown of the voting results:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
27,595,488	186,342	33,568	-

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HACKETT GROUP, INC.

Date: May 6, 2014	By:	/s/ Robert A. Ramirez
Robert A. Ramirez
Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of The Hackett Group, Inc., dated May 6, 2014.